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                                    EXHIBIT 3



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                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT



                                  by and among



                                UNC INCORPORATED



                                       AND



                         THE PURCHASERS SIGNATORY HERETO







                            Dated as of May 30, 1996


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                                TABLE OF CONTENTS

                                                                          Page


1.    PURCHASE AND SALE....................................................  1
      1.1   Acquisition Shares.............................................  1
      1.2   Firm Shares....................................................  2
      1.3   Terms of Series B Preferred Stock and Series C Preferred Stock.  2
      1.4   Purchase Price.................................................  2
      1.5   Closing........................................................  2
      1.6   Commitment and Funding Fees....................................  3

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................  3
      2.1   Corporate Organization and Good Standing.......................  3
      2.2   Authorization..................................................  4
      2.3   Consents and Approvals; No Violations..........................  4
      2.4   Capital Stock..................................................  4
      2.5   Good Title.....................................................  5
      2.6   Subsidiaries...................................................  5
      2.7   Offering of Shares.............................................  5
      2.8   SEC Reports; Financial Information.............................  6
      2.9   Absence of Certain Changes or Events...........................  6
      2.10  Legal Proceedings, etc.........................................  7
      2.11  Title to Properties, Absence of Liens and Encumbrances, etc. ..  7
      2.12  Contracts and Commitments, etc.................................  7
      2.13  Compliance with Applicable Law.................................  7
      2.14  Investment Company Act of 1940.................................  8
      2.15  Public Utility Holding Company Act of 1935, etc. ..............  8
      2.16  No Brokers.....................................................  8

3.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.....................  8
      3.1   Authorization..................................................  8
      3.2   Consents and Approvals; No Violations..........................  8
      3.3   No Brokers.....................................................  9
      3.4   Investment Intent; Related Matters.............................  9
      3.5   Ownership of Company Capital Stock.............................  9

4.    COVENANTS............................................................  9
      4.1   Conduct of the Business of the Company Prior to the Outside
            Date...........................................................  9
      4.2   Confidentiality................................................ 10
      4.3   Public Announcements........................................... 11
      4.4   Best Efforts................................................... 11
      4.5   Shareholder Rights Plan........................................ 11

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5.    CONDITIONS PRECEDENT TO THE PURCHASERS' OBLIGATIONS.................. 11

      5.1   Representations and Warranties of the Company True; Performance
            by the Company................................................. 12
      5.2   Litigation Affecting Closing................................... 12
      5.3   Approvals and Consents......................................... 12
      5.4   Opinions of Counsel to the Company............................. 12
      5.5   The Shares..................................................... 14
      5.6   No Material Adverse Change..................................... 14
      5.7   No Adverse Events Under Shareholder Rights Plan................ 14

6.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
      AT THE CLOSING....................................................... 14
      6.1   Representations and Warranties of the Purchasers True;
            Performance by the Purchasers.................................. 14
      6.2   The Purchase Price............................................. 15
      6.3   Opinion of Counsel to the Purchaser............................ 15
      6.4   Litigation Affecting Closing................................... 15
      6.5   Approvals and Consents......................................... 15

7.    REGISTRATION RIGHTS.................................................. 16
      7.1   Restrictive Legend............................................. 16
      7.2   Required Registrations......................................... 16
      7.3   "Piggy-Back" Registrations..................................... 17
      7.4   Registration Procedures........................................ 18
      7.5   Indemnification; Contribution.................................. 19

8.    EXPENSES............................................................. 21

9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
      INDEMNITIES.......................................................... 21

10.   CERTAIN AGREEMENTS................................................... 23
      10.1  Standstill..................................................... 23
      10.2  Agreement Respecting Board Representation...................... 24
      10.3  No redemptions or cash payments................................ 25

11.   NOTICES, ETC......................................................... 25

12.   GENERAL.............................................................. 26
      12.1  Amendment and Waiver........................................... 26
      12.2  Assignment..................................................... 26
      12.3  Governing Law.................................................. 27
      12.4  Counterparts................................................... 27
      12.5  Headings....................................................... 27
      12.6  Severability................................................... 27
      12.7  Termination.................................................... 27

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      12.8  Effect of Amended and Restated Agreement Which Shall Terminate
            as of the Date Hereof.......................................... 27



                                    SCHEDULES

SCHEDULE 1  Names of Purchasers
SCHEDULE 2  Names of Original Purchasers
SCHEDULE 3  Acceptable Acquisition

                                    EXHIBITS

Exhibit A   Series B Certificate of Designation
Exhibit B   Series C Certificate of Designation

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                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


     AMENDED AND RESTATED STOCK PURCHASE AGREEMENT dated as of May 30, 1996, by and among UNC Incorporated, a Delaware corporation (the "Company"), and the persons set forth on Schedule 1 hereto (the "Purchasers").

                              W I T N E S S E T H:

     WHEREAS, the Company is a party to that certain Stock Purchase Agreement (the "Original Agreement") currently in effect between the Company and certain purchasers (the "Original Purchasers") set forth on Schedule 1 thereto, pursuant to which the Original Purchasers were to purchase from the Company up to 250,000 shares of a newly created series of Preferred Stock of the Company, upon the terms and subject to the conditions set forth therein; and

     WHEREAS, with the exception of Pequod Investments, L.P., each of the Original Purchasers wishes to assign its rights, interests and obligations in, to and under the Original Agreement to a Purchaser pursuant to those certain Assignment and Assumption Agreements dated as of May 30, 1996 (the "Assignments"); and

     WHEREAS, the Company has consented to the Assignments and wishes to replace the Original Purchasers with the Purchasers by amending and restating the Original Agreement to provide for such Purchasers.

     NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

     1. PURCHASE AND SALE.

     1.1 Acquisition Shares. Upon the terms and subject to the conditions set forth herein, if the Company shall consummate one or more acquisitions of a business or entity meeting the terms and conditions set forth on Schedule 3 hereto (an "Acceptable Acquisition") on or prior to the Outside Date (as hereinafter defined), the Company shall have the option (the "Company Option") to sell to the Purchasers, and each of the Purchasers agrees, severally and not jointly, to the extent that the Company exercises the Company Option, to purchase from the Company, on any Closing Date (as hereinafter defined) the number of shares (collectively, the "Acquisition Shares") of the Company's Series B Senior Cumulative Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), set forth opposite the name of each such Purchaser on Schedule 1 hereto under the column "Acquisition Shares." The Company Option may be exercised by the Company upon written notice delivered to each of the Purchasers at least 20 days prior to any Closing Date. The Company Option may be exercised by the Company, in whole or in part, provided, however, that the Company Option may only be exercised by the Company for a minimum of 50,000 Acquisition Shares in the aggregate and in integral multiples of 10,000 Acquisition Shares in the aggregate. Any sales of Acquisition Shares by the Company pursuant to a partial exercise of the Company Option by the Company shall be made to the Purchasers pro rata in proportion to the number of Acquisition Shares set forth opposite the name of each Purchaser on Schedule 1 hereto. The Purchasers hereby


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acknowledge receipt of the required notice by the Company of exercise of the
Company Option as to all of the Acquisition Shares.

     1.2 Firm Shares. Upon the terms and subject to the conditions set forth herein, the Purchasers shall have the option (the "Purchasers' Option") to purchase from the Company, and the Company agrees to sell to the Purchasers, to the extent that the Purchasers exercise the Purchasers' Option, on the Outside Date a number of shares (collectively, the "Firm Shares" and, together with the Acquisition Shares, the "Shares") of Series B Preferred Stock equal to the positive difference, if any, between (a) 100,000 and (b) the aggregate number of Acquisition Shares sold by the Company to the Purchasers on or prior to the Outside Date. The Purchasers' Option may be exercised by the Purchasers, in whole or in part, provided, however, that the Purchasers' Option may only be exercised by the Purchasers for a minimum of 10,000 Firm Shares in the aggregate and in integral multiples of 10,000 Firm Shares in the aggregate. Any purchase of Firm Shares by the Purchasers pursuant to a partial exercise of the Purchasers' Option by the Purchasers shall be made by the Purchasers exercising the Purchasers' Option pro rata in proportion to the number of Acquisition Shares set forth opposite the name of each Purchaser on Schedule 1 hereto. The Purchasers' Option may be exercised by the Purchasers upon twenty days prior written notice delivered to the Company on or prior to May 31, 1996.

     1.3 Terms of Series B Preferred Stock and Series C Preferred Stock. The Series B Preferred Stock shall have such designations, preferences, qualifications, voting rights, limitations, restrictions and relative rights as set forth in the Certificate of Designation, Preferences and Rights attached hereto as Exhibit A (the "Series B Certificate of Designation"). The Series C Senior Cumulative Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), of the Company issuable as dividends on the Series B Preferred Stock shall have such designations, preferences, qualifications, voting rights, limitations, restrictions and relative rights as set forth in the Certificate of Designation, Preferences and Rights attached hereto as Exhibit B (the "Series C Certificate of Designation" and, together with the Series B Certificate of Designation, the "Certificates of Designation").

     1.4 Purchase Price. The purchase price for the Shares shall be $100 per Share (the "Purchase Price").

     1.5 Closing. Upon the terms and subject to the conditions set forth herein, the closing (the "Closing") of the purchase and sale of (a) if the Purchasers' Option is exercised by the Purchasers, any Firm Shares, and (b) if the Company Option is exercised by the Company, any Acquisition Shares, shall take place at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036, at 10:00 a.m., New York time, on (i) with respect to any Acquisition Shares, the date of closing of the Acceptable Acquisition, and (ii) with respect to the Firm Shares, the Outside Date, or on such other date and at such other time and place as the parties hereto may agree (the "Closing Date"). As used in this agreement the term "Outside Date" shall mean the later of (i) May 31, 1996 or (ii) the date on which the twenty day notice period with respect to the last Company Option notice or Purchasers' Option notice delivered on or prior to May 31, 1996 expires. In no event shall the Outside Date be later than May 31, 1996.

The Purchasers agree that any Closing with respect to the purchase and sale of Acquisition Shares shall occur and the Company Option may be exercised by the Company

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(subject to the notice provisions set forth in Section 1.1 hereof) in a manner such that the Company receives the proceeds from the sale of the Acquisition Shares as to which the Company Option is exercised immediately prior to or simultaneous with the Company's consummation of the Acceptable Acquisition. At any Closing, the Company shall deliver to each of the Purchasers certificates representing the number of Shares to be sold to each such Purchaser hereunder and each such Purchaser shall deliver to the Company by wire transfer of immediately available funds an amount equal to the Purchase Price for such Shares. Such Shares shall be delivered to the Purchasers free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of every kind (and free and clear of any agreement to create any of the foregoing), except for restrictions on transfer imposed by this Agreement and restrictions on transfer arising under applicable securities laws.

     1.6 Commitment and Funding Fees. Simultaneously with the execution of this Agreement, the Company shall pay Network III Holdings, LDC or its designee ("Network III") a commitment fee in an amount equal to $1.00 multiplied by the aggregate number of Acquisition Shares set forth opposite the names of all of the Purchasers on Schedule 1 hereto. At any Closing, the Company shall pay to Network III an amount equal to $1.75 multiplied by the aggregate number of Shares purchased by all of the Purchasers at that Closing. In the event that the Company does not exercise the Option as to all Acquisition Shares and the Company shall, within one year of the Outside Date, consummate the sale of any of its equity securities having terms similar to the Series B Preferred Stock and on terms similar to the terms set forth herein, the Company shall pay to Network III upon consummation of the sale of such equity securities an amount equal to $2.00 multiplied by the difference between (a) the aggregate number of Acquisition Shares set forth opposite the names of all of the Purchasers on
Schedule 1 hereto and (b) the aggregate number of Shares sold by the Company to all Purchasers on or prior to the Outside Date.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and agrees with each of the Purchasers as follows:

     2.1 Corporate Organization and Good Standing. The Company and each Subsidiary (as defined in Section 2.6 hereof) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as now being conducted and to own or lease the assets and properties it now owns or holds under lease. The Company and each Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character of the assets and properties owned or leased by it makes such qualification necessary, except for such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, operations, properties, assets or liabilities (collectively, the "Business") of the Company and its Subsidiaries taken as a whole. The Company has delivered to the Purchaser complete and correct copies of its Certificate of Incorporation and By-Laws, the Certificate of Incorporation and By-Laws of each Subsidiary, the Certificates of Designation and all resolutions of the Board of Directors of the Company relating to this Agreement or the transactions contemplated hereby (certified as correct in each

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case by the Company's Secretary or an Assistant Secretary), in each case as in effect on the date hereof.

     2.2 Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Company has duly approved this Agreement and has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding agreement of the Company enforceable in accordance with its terms. The issuance, sale and delivery of (a) the Shares, (b) the shares of Series C Preferred Stock, issuable as dividends on the Shares pursuant to the Series B Certificate of Designation (the "Dividend Shares"), and (c) the shares of Common Stock, par value $.20 per share, of the Company (including the associated stock purchase rights, the "Common Stock") issuable upon conversion of the Shares (the "Conversion Shares") have been duly authorized by all requisite corporate action on the part of the Company and, when issued and delivered as provided in this Agreement and the Certificates of Designation, will be validly issued, fully paid and non-assessable. The Dividend Shares and Conversion Shares have been, and at all times prior to the issuance thereof in accordance with the Certificates of Designation, will be, duly reserved for issuance.

     2.3 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company or any Subsidiary; (ii) assuming that all required approvals are obtained under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, violate any statute, ordinance, rule, regulation, order or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to the Company or any Subsidiary or by which any of their respective properties or assets may be bound; (iii) except for any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any public, governmental or regulatory body, agency or authority; or (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, or other evidence of indebtedness, indenture, license, franchise, permit, agreement or other instrument or obligation to which the Company or any

Subsidiary is a party, or by which any of them or any of their respective properties or assets may be bound, excluding from the foregoing clause (iv) violations, breaches and defaults which would not have a material adverse effect on the Business of the Company and the Subsidiaries taken as a whole.

     2.4 Capital Stock. The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, 17,861,981 shares of which are issued and outstanding and 700,000 shares of which are held in treasury on the date hereof, and 12,000,000 shares of preferred stock (which includes 250,000 shares of Series A Junior Participating Preferred Stock), no shares of which are issued and outstanding on the date hereof. All of the issued and outstanding shares of the Company's capital stock and of each Subsidiary's capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Other than approximately 2,346,000 shares of Common Stock reserved for issuance under employee benefit plans, shares of Common

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Stock reserved for issuance pursuant to the conversion of the Company's 7-1/2%
Convertible Subordinated Debentures Due 2006, up to 625,000 shares of Common Stock reserved for issuance to senior executives of Garrett Aviation Services ("Management Compensation Shares") and 250,000 shares of Series A Junior Participating Preferred Stock reserved for issuance under the Shareholder Rights Plan, as of the date of this Agreement there are no existing options, warrants, calls, commitments or agreements of any character to which the Company or any Subsidiary is a party or by which it is bound calling for the issuance or sale of shares of its respective capital stock or securities convertible into or exchangeable for shares of such capital stock. As of the date of this Agreement neither the Company nor any Subsidiary is a party to or otherwise bound by any agreement, instrument or commitment for the purchase or repurchase of capital stock of the Company or any Subsidiary or entitled to the benefit of any option, right of first refusal or other elective privilege to purchase capital stock of the Company or any Subsidiary. Neither the Company nor any Subsidiary owns, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity other than, in the case of the Company and its Subsidiaries, equity interests in the Subsidiaries.

     2.5 Good Title. Upon payment of the Purchase Price by each of the Purchasers, the Company will deliver to each of the Purchasers good and valid title to the Shares, and upon the issuance of the Dividend Shares and the Conversion Shares, the Company will deliver to each of the Purchasers good and valid title to the Dividend Shares and the Conversion Shares, in each case, free and clear of all liens, security interests, options, charges, beneficial interests, claims and encumbrances of every kind (and any agreement to create any of the foregoing), except for restrictions on transfer imposed by this Agreement and restrictions on transfer arising under applicable securities laws.

     2.6 Subsidiaries. The Company has no direct or indirect subsidiaries other than those entities listed on Schedule 2.6 hereto (each a "Subsidiary" and collectively the "Subsidiaries"). All outstanding shares of capital stock of the

Subsidiaries owned by the Company are owned, directly or indirectly, by the Company free and clear of all liens, security interests, options, beneficial interests, claims and encumbrances of every kind (and any agreement to create any of the foregoing). No subsidiary is in default in the performance, observation or fulfillment of its Certificate of Incorporation or its By-laws. Except with respect to ordinary course intercompany transactions between or among the Company and various Subsidiaries and except for obligations of the Subsidiaries with respect to obligations arising with respect to the Company's 9-1/8% Senior Notes due 2003, the Company's Senior Subordinates Notes due 2006 and the Company's secured Revolving Credit Facility from various Lenders with First Union Commercial Corporation, as Agent, dated May 30, 1995 (the "Senior Credit Facility"), neither the Company nor any Subsidiary is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

      2.7 Offering of Shares. Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares under the Securities Act of 1933 (the "Securities Act") and the rules and

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regulations of the Securities and Exchange Commission (the "SEC") thereunder)
which might subject the offering, issuance or sale of the Shares, the Conversion Shares or the Dividend Shares to the registration requirements of Section 5 of the Securities Act or to any similar provision of any applicable state blue sky law.

     2.8 SEC Reports; Financial Information. The Company has heretofore furnished each of the Purchasers with the following information: (i) the Company's Annual Report on Form 10- K for the fiscal year ended December 31, 1995; (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; (iii) the Company's proxy statement for the Company's 1995 Annual Meeting of Stockholders; and (iv) any other reports or registration statements filed by the Company with the SEC since December 31, 1993. As of their respective dates, such reports and statements (including any amendments or supplements thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the financial statements contained in the reports referred to above have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated (subject, in the case of the unaudited interim statements, to normal year-end audit adjustments). The financial statements in the reports referred to above present fairly in all material respects the financial position, results of operations and the related changes in financial position as at the dates and for the periods indicated. Except for liabilities or obligations, which were incurred in the ordinary course of business and consistent with past practice, since June 30, 1995, neither the Company nor any Subsidiary has incurred any liabilities or obligations which are material to the

Business of the Company and the Subsidiaries taken as a whole.

     2.9 Absence of Certain Changes or Events. Since June 30, 1995, there has not been, occurred or arisen: (i) any event or development which has had or is reasonably likely to have a material adverse effect on the Business of the Company and the Subsidiaries taken as a whole; (ii) any change in any accounting principle or practice of the Company or any Subsidiary; (iii) any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the Business of the Company and the Subsidiaries taken as a whole;
(iv) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) in respect of the capital stock of the Company or any issuance or sale of any capital stock of the Company or any Subsidiary or any redemption, purchase or other acquisition of any shares of capital stock of the Company or any Subsidiary by the Company or any Subsidiary or any split, combination or reclassification of shares of capital stock of the Company or any Subsidiary declared or made by the Company or any Subsidiary; (v) any capital expenditures or commitments by the Company or any Subsidiary for additions to property or equipment which in the aggregate exceed $5,000,000 for all such companies taken together or any new borrowings by the Company or any Subsidiary (other than in the ordinary course of business or pursuant to the Senior Credit Facility); (vi) any transaction other than in the ordinary course of business, other than the acquisition by the Company of Garrett Aviation Services and the issuance by the Company of its Senior Subordinated Notes due 2006; (vii) any Shares Acquisition Date or Distribution Date (as defined in the Rights Agreement, dated as of September 25, 1987, between the Company and Manufacturers Hanover Trust Company (the "Shareholder Rights Plan")) or any other event causing the Rights issued thereunder to become

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exercisable; and (viii) any agreement, whether in writing or otherwise, to take any action described in this Section 2.9.

     2.10 Legal Proceedings, etc. There are no suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened against, relating to or involving the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, before any court, arbitrator or administrative or governmental body, United States or foreign, which is reasonably likely, either individually or in the aggregate, to have a material adverse effect on the Business of the Company and the Subsidiaries taken as a whole. There are no such suits, actions, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator or, to the best knowledge of the Company, any governmental restriction applicable to the Company or any Subsidiary, which is reasonably likely to have a material adverse effect on the Business of the Company and the Subsidiaries taken as a whole.

     2.11 Title to Properties, Absence of Liens and Encumbrances, etc. Each of

the Company and each of its Subsidiaries has good, valid and marketable title to or, in the case of leases and licenses, valid and subsisting leasehold interests or licenses in, all of its assets and property, of whatever kind (whether real or personal, tangible or intangible), free and clear of all mortgages, liens, security interests, options, pledges, claims, charges, beneficial interests and encumbrances of every kind (and any agreement to create any of the foregoing) other than liens for taxes not delinquent, liens arising in the ordinary course of business and liens arising under the Senior Credit Facility.

     2.12 Contracts and Commitments, etc. As of the date of this Agreement, neither the Company nor any Subsidiary is a party to or bound by any contract (including leases), agreement, instrument, arrangement or understanding which is not disclosed in the Company's SEC reports referred to in Section 2.8 hereof and which is material to the Business of the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary is in violation of or in default in respect of (nor have any events occurred which with notice or lapse of time or both would constitute violations of or defaults in respect of) any contract (including leases), agreement, instrument, arrangement or understanding to which it is a party or by which it is bound and, to the best knowledge of the Company, there are no facts or circumstances which would reasonably indicate that the Company or any Subsidiary will be or may be in violation of or in default in respect of (or with notice or lapse of time or both would be in violation of or in default in respect of) any such contract, agreement, instrument, arrangement or understanding subsequent to the date hereof, except in all cases for such violations and defaults (and events which, with notice or lapse of time or both, would constitute violations or defaults) which in the aggregate would not have a material adverse effect on the Business of the Company and its Subsidiaries taken as a whole.

     2.13 Compliance with Applicable Law. The Company and each Subsidiary currently holds, and is in compliance with the terms of, all licenses, permits and authorizations necessary for the lawful conduct of their respective businesses, and has complied with, and, to the best of its knowledge, neither the Company nor any Subsidiary is in violation of, or in default in any respect under, the applicable statutes, ordinances, rules, regulations, orders or decrees of all federal, state, local and foreign governmental bodies, agencies and authorities having, asserting or claiming jurisdiction over it or over any part of its operations or assets, except for such violations and defaults which in the aggregate would not have a material adverse effect on the Business of the Company and its Subsidiaries.

     2.14 Investment Company Act of 1940. Neither the Company nor any Subsidiary is an investment company within the meaning of the Investment Company Act of 1940, as amended.

     2.15 Public Utility Holding Company Act of 1935, etc. Neither the Company nor any Subsidiary is a public utility holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, nor is the Company or any Subsidiary a public utility subject to regulation as such by any federal or state authority.

     2.16 No Brokers. All negotiations relating to this Agreement and the sale contemplated hereby have been carried on by the Company with the Purchasers without the intervention of any other person and there exists no basis for any valid claim against the Company or against any of the Purchasers for a brokerage commission, finder's fee or other like payment.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each of the Purchasers, severally and not jointly, represents, warrants and agrees with the Company, as to itself, as follows:

     3.1 Authorization. Each of the Purchasers has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized by each of the Purchasers. This Agreement constitutes the legal, valid and binding agreement of each of the Purchasers enforceable in accordance with its terms.

     3.2 Consents and Approvals; No Violations. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the constitutive documents, if applicable, of any of the Purchasers; (ii) assuming that all required approvals are obtained under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, violate any statute, ordinance, rule, regulation, order or decree of any court or of any public, governmental or regulatory body, agency or authority applicable to any of the Purchasers or by which any of their respective properties or assets may be bound; (iii) except for any required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, require any filing, declaration or registration with, or permit, consent or approval of, or the giving of any notice to, any public, governmental or regulatory body, agency or authority; or (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, or other evidence of indebtedness, indenture, license, franchise, permit, agreement or other instrument or obligation to which any of the Purchasers is a party, or by which any of them or any of their respective properties or assets may be bound, excluding from the foregoing clause (iv) violations, breaches and defaults which would not have a material adverse effect on such Purchaser.

     3.3 No Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on without the intervention of any other person and there exists no basis for any valid claim against the Company or any of the Purchasers for a brokerage commission, finder's fee or other like payment.


     3.4 Investment Intent; Related Matters. (a) The Purchaser acknowledges that the Shares have not been registered under the Securities Act or any state securities act. The Purchaser represents that the Shares are being acquired for investment and without any present view toward distribution thereof in violation of the Securities Act or any state securities act and the Purchaser will not sell or otherwise dispose of the Shares except in compliance with the registration requirements or exemption provisions of the Securities Act and any state securities act and the rules and regulations under such acts.

          (b) Each Purchaser is, and on the Closing Date will be, an "accredited investor," as such term is defined in Regulation D under the Securities Act. Each Purchaser possesses such knowledge and experience in business matters that it is capable of evaluating the merits and risks of its purchase of the Shares. Each Purchaser acknowledges that it has reviewed such information about the Company as it deems necessary to evaluate the merits and risks of its investment in the Shares; provided, however, that such review of such information shall not be deemed to impair or in any way affect the Purchasers' ability to rely on the representations and warranties, covenants and other agreements contained herein.

     3.5 Ownership of Company Capital Stock. The Purchasers do not presently have any direct or indirect legal or beneficial ownership interest in any capital stock of the Company, any securities convertible into capital stock of the Company or any rights to acquire any capital stock of the Company or any securities convertible into capital stock of the Company (other than as set forth herein). Immediately following the Closing Date, the Purchasers will not have any direct or indirect legal or beneficial ownership interest in any capital stock of the Company, or securities convertible into capital stock of the Company, or have any rights with respect to the acquisition of any capital stock of the Company or securities convertible into capital stock of the Company other than the Shares, the Dividend Shares and the Conversion Shares.

     4. COVENANTS.

     4.1 Conduct of the Business of the Company Prior to the Outside Date. During the period commencing on the date hereof and continuing until the Outside Date, the Company agrees that:

          (a) The Company and each Subsidiary will carry on its business in, and only in, the usual, regular and ordinary course and consistent with past practice and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organizations, keep substantially available the services of its present management and preserve its relationships with material customers, suppliers and others having material business dealings with it.

          (b) Except for issuances of up to 2,515,000 shares of Common Stock pursuant to the terms of employee benefit plans as in effect on the date hereof,

shares of Common Stock issued pursuant to the conversion of the Company's 7-1/2% Convertible Subordinated Debentures Due 2006 and Series A Junior Participating Preferred Stock, up to 625,000 Management Compensation Shares or Common Stock pursuant to the terms of the Shareholder Rights Plan, the Company will not declare, pay or set aside for payment any dividends on or make other distributions in respect of its capital stock. Neither the Company nor any Subsidiary will amend its Certificate of Incorporation or By-Laws as in effect on the date hereof.

          (c) Except for issuances of up to 2,515,000 shares of Common Stock pursuant to the terms of employee benefit plans as in effect on the date hereof, shares of Common Stock issued pursuant to the conversion of the Company's 7-1/2% Convertible Subordinated Debentures Due 2006 and Series A Junior Participating Preferred Stock, up to 625,000 Management Compensation Shares or Common Stock pursuant to the terms of the Shareholder Rights Plan, neither the Company nor any Subsidiary will, directly or indirectly, issue, grant or sell, or authorize or propose the issuance of, or split, combine, reclassify or redeem, purchase or otherwise acquire or propose the purchase of, any shares of any class of the capital stock of the Company or any Subsidiary or issue any securities convertible into, or rights to subscribe to, or warrants or options to acquire, or enter into any arrangement or contract with respect to the issuance of, any such shares or other convertible securities, or make any other changes in its equity capital structure.

          (d) The Company will not knowingly and intentionally (i) breach any of the terms or provisions of this Agreement, or (ii) cause any of the representations or warranties of the Company contained herein to be or become untrue in any material respect.

          (e) The Company will, and will cause each Subsidiary, upon reasonable request by any of the Purchasers, to provide the Purchasers and their respective accountants, counsel and other authorized representatives full access, during reasonable business hours and under reasonable circumstances, to any and all premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) of the Company and each Subsidiary.

     4.2 Confidentiality. The Purchasers will, and will instruct their employees and agents to, hold in strict confidence, all Confidential Information (as hereinafter defined), and will not disclose the same to any person without the prior consent of the Company, unless compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of their counsel, by other requirements of law. If this Agreement is terminated, the Purchasers will promptly return to the Company or destroy all documents (including all copies thereof) furnished by the Company and received by the Purchasers containing such Confidential Information. For purposes hereof, "Confidential Information" shall mean all information of any kind concerning the Company, wherever obtained, except information (i) ascertainable or obtained from the public or publicly available information, (ii) received from a third party not known to the Purchasers to be under an obligation to the Company to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), (iv) which the Purchasers can demonstrate was in their possession prior to disclosure thereof to the Purchasers in connection with this Agreement, or (v) which the Purchasers can demonstrate was independently developed by them.

     4.3 Public Announcements. The Company, on the one hand, and the Purchasers, on the other hand, agree to consult promptly with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

     4.4 Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and shall use its reasonable efforts promptly to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are necessary or desirable in connection with the transactions contemplated by this Agreement. Nothing contained in this
Section 4.4 shall require any party to pay any money to any third party other than filing fees or similar costs or expenses that may be required or imposed by governmental authorities.

     4.5 Shareholder Rights Plan. The Company will take all such action as may be necessary to ensure that each of the Purchasers and all of the Purchasers together shall not constitute an "Acquiring Person" under the Shareholder Rights Plan by reason of their acquisition of the Shares, the Dividend Shares and the Conversion Shares. The Board of Directors of the Company has determined that, consistent with the objectives of the Shareholder Rights Plan, the Purchasers should not be considered "Acquiring Persons" under the Shareholder Rights Plan with respect to their acquisition of the Shares, the Dividend Shares and the Conversion Shares and the transactions contemplated by the terms of this Agreement. The Board of Directors of the Company will take reasonable steps to amend the Shareholder Rights Plan in order to: (i) confirm, if necessary, that the Purchaser(s) shall not be Acquiring Persons by reason of their acquisition of the Shares, the Dividend Shares and the Conversion Shares and (ii) to ensure that, in the event that rights distributed under the Shareholder Rights Plan become exercisable, each Purchaser will be provided, with respect to their Shares, with substantially the same rights that they would have had if such Shares had theretofore been converted into shares of the Company's Common Stock (the "Shareholder Rights Plan Amendment"). Such Shareholder Rights Plan Amendment shall be in a form reasonably satisfactory to the Purchasers.

     5. CONDITIONS PRECEDENT TO THE PURCHASERS' OBLIGATIONS. The obligations of each of the Purchasers under this Agreement to purchase any Shares on any Closing Date shall be subject to the satisfaction, or waiver in writing (it being understood that any waiver of a condition with respect to any Closing Date shall also constitute a waiver with respect to any remedy that a Purchaser may otherwise have with respect to the matter or condition that is the subject of the waiver with respect to Shares purchased on such Closing Date but not as to any other purchase of Shares occurring prior or subsequent to such Closing Date), of the following conditions on the Closing Date.

     5.1 Representations and Warranties of the Company True; Performance by the Company. The representations and warranties of the Company contained in this Agreement shall each be true and correct in all material respects as of the Closing Date and, except for representations and warranties which speak of a specified date, with the same effect as though made on and as of that date. The Company shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the transactions contemplated hereby to be performed or complied with by the Company before or at the Closing Date. The Purchasers shall have been furnished with such certificates of officers of the Company, dated the Closing Date, as the Purchasers may reasonably request, certifying to the fulfillment of the foregoing conditions.

     5.2 Litigation Affecting Closing. On the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit the consummation or implementation of this Agreement or the transactions contemplated hereby, or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, and on the Closing Date, no governmental investigation that might result in any such suit, action or proceeding shall be pending or, based on a communication from a governmental official, threatened.

     5.3 Approvals and Consents. (a) All consents, approvals or authorizations of regulatory authorities having jurisdiction over the Company's or any Subsidiary's business relating to the Company's or any Subsidiary's business as it is currently conducted or in connection with the consummation of the transactions contemplated hereby shall have been obtained in final and definitive form and shall be in full force and effect.

          (b) All additional consents, approvals or authorizations required for the consummation of the transactions contemplated hereby or to preserve for the Company and its Subsidiaries, and to maintain in full force and effect, all material contracts, leases, instruments and other agreements to which the Company and its Subsidiaries are a party or by which any of their respective property or assets are bound, shall have been obtained and shall be in full force and effect.

     5.4 Opinions of Counsel to the Company. The Purchasers shall have been furnished with an opinion, dated the Closing Date, of Miles & Stockbridge, a professional corporation, special counsel to the Company, satisfactory to the Purchasers, substantially in the following form:


          (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company;

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not result in any violation of, or constitute a default under, and will not be in conflict with, any terms of the Company's Certificate of Incorporation or By-Laws, in each case as amended to date, or to the knowledge of such counsel, the terms of any mortgage, note, bond, evidence of indebtedness, indenture, contract, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties may be subject;

          (c) Upon payment of the Purchase Price for the Shares, the Company will deliver to the Purchaser good and valid title to the Shares free and clear of any liens, security interests, options, charges, beneficial interests, claims and encumbrances of any kind (and any agreement to create any of the foregoing) except for restrictions on transfer created pursuant to the terms of this Agreement and applicable securities laws;

          (d) The Shares have been duly and validly authorized and issued and are fully paid and non-assessable, such Shares constitute all of the issued and outstanding shares of the Series B Preferred Stock, and such Shares are entitled to all of the rights and preferences set forth in the Certificate of Designation. The Dividend Shares and the Conversion Shares, when issued in accordance with the terms of the Certificates of Designation, will be duly and validly authorized and issued, fully paid and non-assessable;

          (e) No consents, approvals, authorizations and orders of any public, governmental or regulatory body, agency or authority and, to the knowledge of such counsel, of any other party (except such as shall have been obtained) are necessary for the due authorization, execution and delivery by the Company of this Agreement and the valid sale and delivery of the Shares to be sold by the Company hereunder;

          (f) The Company has taken all action, legal or otherwise, necessary to authorize the issuance of and reserve the Dividend Shares and the Conversion Shares;

          (g) The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of its jurisdiction of incorporation and has full corporate power to own its property and carry on its business as currently conducted;

          (h) To the knowledge of such counsel, there are no actions, suits, proceedings or investigations pending or, so far as is known to such counsel after inquiry of the officers of the Company, threatened against the Company or any of the Subsidiaries which (i) question or challenge the validity of this

Agreement or any action to be taken hereunder or thereunder or (ii) singly or in the aggregate could reasonably be expected to materially and adversely affect the Business of the Company and the Subsidiaries taken as a whole;

          (i) The issuance, sale and delivery of the Shares, the Dividend Shares and the Conversion Shares under the circumstances contemplated by this Agreement are exempted transactions under the registration provisions of the Securities Act and all applicable state securities laws, and do not require the registration of the Shares, the Dividend Shares or the Conversion Shares thereunder; and

          (j) The Company is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

In giving the above opinions, such counsel may assume the genuineness of the signatures of the officers of the Company and may rely, as to factual matters, without independent check or verification, upon the representations and warranties made in this Agreement, the documents delivered in connection herewith and certificates of the officers of the Company. Miles & Stockbridge may also rely upon opinions given or expressed by Richard H. Lange, Esquire, General Counsel to the Company, provided that such firm has no reason to believe that it is unreasonable to so rely on such opinions and provided further that counsel for the Purchasers consent to such reliance (which consent shall not be unreasonably withheld).

     5.5 The Shares. The Company shall issue and deliver to the Purchasers certificates representing the Shares registered in the name of the Purchasers.

     5.6 No Material Adverse Change. Prior to any Closing Date, there shall be no material adverse change in the Business of the Company, and the Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

     5.7 No Adverse Events Under Shareholder Rights Plan. The Shareholder Rights Plan Amendment shall have become effective or the Company and the Purchasers shall have agreed to other satisfactory arrangements with respect to the Shareholders Rights Plan. No "Shares Acquisition Date" or "Distribution Date" (as defined in the Shareholder Rights Plan) or any other event causing the Rights issued under the Shareholder Rights Plan to become exercisable shall have occurred and there shall have been no amendment or modification to the Shareholder Rights Plan other than the Shareholder Rights Plan Amendment.

     6. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY AT THE CLOSING. The obligations of the Company under this Agreement to sell the Firm Shares and the Acquisition Shares on any Closing Date shall be subject to the satisfaction, or waiver in writing (it being understood that any waiver of a condition with respect to any Closing Date shall also constitute a waiver with respect to any remedy that the Company may otherwise have with respect to the matter or condition that is the subject of the waiver with respect to Shares acquired on such Closing Date but not as to any other sale of Shares occurring prior or subsequent to such Closing Date), of the following conditions on the Closing
Date:

     6.1 Representations and Warranties of the Purchasers True; Performance by the Purchasers. The representations and warranties of the Purchasers contained in this Agreement shall each be true and correct in all material respects as of the Closing Date, with the same effect as though made on and as of that date. The Purchasers shall have performed and complied in all material respects with all agreements and conditions required by this Agreement and the transactions contemplated hereby to be performed or complied with by the Purchasers before or at the Closing Date.

     6.2 The Purchase Price. Each of the Purchasers shall have delivered to the Company by wire transfer of immediately available funds an amount equal to the Purchase Price for the Firm Shares and the Acquisition Shares to be purchased by such Purchaser.

     6.3 Opinion of Counsel to the Purchaser. The Company shall have been furnished with an opinion, dated the Closing Date, of Coudert Brothers, special counsel for the Purchasers, satisfactory to the Company, substantially in the following form:

          (a) Upon execution and delivery, this Agreement shall constitute the legal, valid and binding obligations of the Purchasers;

          (b) The execution and delivery of this Agreement by the Purchasers and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any of the constitutive documents of any of the Purchasers or to the knowledge of such counsel any mortgage, note, bond or other evidence of indebtedness or indenture, contract, lease or other agreement known to such counsel to which any of the Purchasers is a party;

          (c) To the knowledge of such counsel, there are no actions, suits, proceedings or investigations pending or threatened against the Purchasers which question or challenge the validity of this Agreement or the purchase by the Purchasers of the Shares hereunder; and

          (d) No consents, approvals, authorizations and orders of any public, governmental or regulatory body, agency or authority (except such as shall have been obtained) are necessary for the due authorization, execution and delivery by the Purchasers of this Agreement and the purchase of the Shares to be purchased by the Purchasers hereunder;

In giving the above opinions, such counsel may assume the genuineness of the signatures of the Purchasers and their officers or other authorized representatives and may rely, as to factual matters, without independent check or verification, upon the representations and warranties made in this Agreement, the documents delivered in connection herewith and certificates of the Purchasers and their officers or other authorized representatives.

     6.4 Litigation Affecting Closing. On the Closing Date, no suit, action or other proceeding shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit the consummation or implementation of this Agreement or the transactions contemplated hereby, or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, and on the Closing Date, no governmental investigation that might result in any such suit, action or proceeding shall be pending or, based on a communication from a governmental official, threatened.

     6.5 Approvals and Consents. (a) All consents, approvals or authorizations of regulatory authorities having jurisdiction over the Company's or any Subsidiary's business relating to the Company's or any Subsidiary's business as it is currently conducted or in connection with the consummation of the transactions contemplated hereby shall have been obtained in final and definitive form and shall be in full force and effect.

          (b) All additional consents, approvals or authorizations required for the consummation of the transactions contemplated hereby or to preserve for the Company and its Subsidiaries, and to maintain in full force and effect, all material contracts, leases, instruments and other agreements to which the Company and its Subsidiaries are a party or by which any of their respective properties or assets are bound, shall have been obtained and shall be in full force and effect.

     7. REGISTRATION RIGHTS.

     7.1 Restrictive Legend. Each certificate representing the Shares, the Dividend Shares and the Conversion Shares shall bear legends substantially in the following form:

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PERTAINING THERETO UNDER SAID ACT AND COMPLIANCE WITH APPLICABLE STATE LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND COMPLIANCE ARE NOT REQUIRED.

     THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS, INCLUDING RESTRICTIONS ON TRANSFERABILITY. THE COMPANY WILL FURNISH ANY STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE A STATEMENT OF THE

     RESTRICTIONS ON TRANSFERABILITY WHICH ARE CONTAINED IN A STOCK PURCHASE AGREEMENT BY AND AMONG THE COMPANY AND PURCHASERS SIGNATORY THERETO. THE TERMS CONTAINED IN THAT STOCK PURCHASE AGREEMENT ARE BINDING UPON TRANSFEREES AND PURCHASERS OF THE SHARES REPRESENTED BY THIS CERTIFICATE IN CERTAIN CIRCUMSTANCES.

     7.2 Required Registrations. If at any time the Company shall be requested by any of the Purchasers (or the successors and assigns of any of the Purchasers, who for purposes of this Section 7 shall be deemed to be included within the term Purchaser) who holds, or upon the conversion of Shares held by the Purchaser would hold, in the aggregate, at least the number of Conversion Shares that would be issuable upon the conversion of 50% of the Shares held in the aggregate by the Purchasers (including the Dividend Shares), to effect the registration under the Securities Act of the Shares, the Dividend Shares or the Conversion Shares, the Company shall notify in writing all Purchasers of the receipt of the registration request within 10 days of said receipt and shall use its reasonable efforts promptly to effect the registration under the

Securities Act of such Shares, Dividend Shares and Conversion Shares as were covered by the original request or as may be requested to be registered in one or more writings delivered to the Company within 30 days after the giving of notice by the Company to all Purchasers, for disposition in accordance with the intended method or methods of disposition specified by the Purchaser requesting registration of such Shares, Dividend Shares and Conversion Shares, as well as to effect any notification, registration or qualification under any state securities laws which shall be reasonably necessary to permit the sale of such Shares, Dividend Shares and Conversion Shares. The registration statement filed by the Company with the SEC for the registration of such Shares, Dividend Shares and Conversion Shares shall be kept effective for such period as may be requested in the registration request, including any period then permitted under Rule 415 under the Securities Act (it being understood that in no case, however, shall the Company be required to keep any registration hereunder effective for a period of more than two years in the aggregate, not including any period in which sales of Shares, Dividend Shares or Conversion Shares cannot be made thereunder). Any obligation of the Company to register Shares, Dividend Shares or Conversion Shares shall be deemed satisfied when a registration statement covering the Shares, Dividend Shares and the Conversion Shares shall be declared effective and shall have remained effective for the period specified above. All expenses of any registration and offering under this paragraph (including, without limitation, registration fees and fees and disbursements of the Company's counsel) shall be borne by the Company, except that the Company shall not bear underwriting discounts or commissions attributable to Shares, Dividend Shares or Conversion Shares, fees and expenses of any separate counsel for the Purchasers selling Shares, Dividend Shares or Conversion Shares or any related transfer taxes. The Company shall only be required to file two registration statements covering the Shares, Dividend Shares or Conversion Shares pursuant to the terms of this Section 7.2.

     7.3 "Piggy-Back" Registrations. If at any time the Company shall determine to register any of its Common Stock or securities convertible into Common Stock under the Securities Act, whether in connection with a public offering by the Company, a public offering by shareholders, or both, including, without limitation, by means of any shelf registration pursuant to Rule 415 under the Securities Act or any similar rule or regulation, but other than a registration to implement an employee benefit or dividend reinvestment plan, the Company shall promptly give written notice thereof to the Purchasers who shall be registered holders of Shares or Conversion Shares and shall use its reasonable efforts to effect the registration under the Securities Act of such Conversion Shares as may be requested in a writing delivered to the Company within 30 days after such notice by the Purchasers as well as to include such Conversion Shares in any notifications, registrations or qualifications under any state securities laws which shall be made or obtained with respect to the securities being registered by the Company; provided, however, that (a) any distribution of Conversion Shares pursuant to such registration shall be managed by the investment banking firm, if any, managing the distribution of the securities being offered by the Company on the same terms as all other securities to be registered, and (b) the Company shall not be required under this Section 7.3 to include Conversion Shares in any registration of securities if the Company shall have been advised by the investment banking firm managing the offering of the securities proposed to be registered by the Company or others that the inclusion of Conversion Shares in such offering would substantially interfere with the orderly sale of such securities which the Company or others propose to register; provided, however, that in making any determination under this subparagraph (b) as to the inclusion of the Conversion Shares in any such offering, (i) a first priority shall be given to the registration of 1,750,000 Conversion Shares, (ii) thereafter, a second priority shall be given to all remaining Conversion Shares over any other securities as to which the Company has granted or may in the future grant registration rights that were (or will be) issued by the Company in any merger transaction or similar business combination transaction and (iii) with respect to circumstances not addressed in clauses (i) and (ii), Conversion Shares shall be registered on a pro-rata basis with any other securities as to which the Company has granted or may in the future grant registration rights. All expenses of any registration and offering of Conversion Shares pursuant to this Section 7.3 (including, without limitation, registration fees and fees and disbursements of the Company's counsel) shall be borne by the Company, except that the Company shall not bear underwriting discounts or commissions attributable to Conversion Shares, the fees of any separate counsel for the holders of Conversion Shares or related transfer taxes.

     7.4 Registration Procedures. (a) In connection with any registration pursuant to Sections 7.2 or Section 7.3 hereof, the Company will prepare and file with the SEC, a registration statement, and any amendments and supplements thereto, on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and use its reasonable efforts to cause such registration statement to become effective; provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish to counsel selected by the Purchasers copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) notify the Purchasers of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered. The Company will also (i) promptly notify each Purchaser of the effectiveness of such registration statement, (ii) furnish to each Purchaser such number of copies of such registration statement, and each amendment and supplement thereto, the prospectus included in such registration statement and such other documents as such Purchaser may reasonably request; (iii) use its reasonable efforts to register or qualify such securities to be registered under such other securities or blue sky laws of such jurisdictions as any Purchaser reasonably requests; (iv) use its reasonable efforts to cause all such securities to be registered to be listed on each securities exchange on which similar securities issued by the Company are then listed, and to provide a transfer agent and registrar for such securities to be registered no later than the effective date of such registration statement; (v) enter in to such customary agreements (including an underwriting agreement in customary form) and take all such other actions as the Purchasers or the underwriters retained by the Purchasers, if any, reasonably request in order to expedite or facilitate the disposition of such securities to be registered, including customary indemnification; and (vi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC. The terms of this Section 7.4 shall not require the Company to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any such jurisdiction where it is not so subject.

          (b) The Company shall be entitled to postpone, for up to 60 days, the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Agreement if, at the time it receives a request, the Company would be required to prepare any financial statements other than those it customarily prepares or the Company determines in its reasonable business judgment that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving the Company and the Company promptly gives the Purchaser written notice of such determination. If the Company shall so postpone the filing of a registration statement, the Purchaser shall have the right to withdraw the request by giving written notice to the Company within 30 days after the receipt of the notice of postponement and, in the event of such withdrawal, the request which was withdrawn shall not be deemed to have been made.

          (c) In connection with any effective registration statement filed pursuant to this Agreement, the Company will immediately notify each Purchaser participating in the distribution to which such registration statement relates of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and will promptly prepare and furnish to each such Purchaser a supplement or amendment to such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Notwithstanding the foregoing, if the Company determines in its reasonable business judgment that an amendment or supplement to any such prospectus would interfere with any material financing, acquisition, corporate reorganization, or other material corporate transaction or development involving the Company, the Company may delay the preparation and filing of such amendment or supplement for a period of up to 60 days in order to complete or make a public announcement with respect to such material transaction or development (it being understood that the Company shall be obligated to extend the period of time it is required to maintain in effect any such registration statement to take into account the period of time that the Purchasers are unable to offer or sell Shares, Dividend Shares or Conversion Shares by reason of this Section 7.4(c)).

          (d) In the event that the Company conducts an underwritten public offering of Common Stock or securities convertible into Common Stock during the term of this Agreement, the Purchasers covenant and agree that, except for sales of Shares, Dividend Shares or Common Shares pursuant to such underwritten public offering, they shall not offer or sell any of the Shares, Dividend Shares or Conversion Shares for a period of 120 days following the date on which the Company's underwritten public offering is consummated. Except for sales of Shares, Dividend Shares or Common Shares pursuant to such underwritten public offering, the Purchasers shall be obligated to perform the covenants contained in this Section 7.4(d) irrespective of whether or not some or all of the Purchasers' Shares, Dividend Shares or Conversion Shares are included in the underwritten public offering or are then included in a registration statement that has been filed pursuant to Section 7.2 of this Agreement (it being understood that the Company shall be obligated to extend the period of time it is required to maintain in effect any registration statement that has been filed pursuant to Section 7.2 of this Agreement at the time an underwritten public offering is consummated to take into account the period of time that the Purchasers are unable to offer or sell Shares, Dividend Shares or Conversion Shares by reason of this Section 7.4(d)).

     7.5 Indemnification; Contribution. (a) Indemnification by the Company. In connection with each registration effected by the Company pursuant to this Agreement, the Company agrees to indemnify and hold harmless each holder of Shares, Dividend Shares and Conversion Shares participating therein (a "Selling Shareholder"), its officers, directors, agents and Affiliates (as hereinafter defined) and each underwriter of Shares, Dividend Shares and Conversion Shares (an "Underwriter") registered and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities to which any of them may be subject under the Securities Act or any other statute or the common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Shares, Dividend Shares and Conversion Shares, or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which the Company is required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this subparagraph (a) shall not apply to such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Shareholders or such Underwriter specifically for inclusion in the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

          (b) Indemnification By Selling Shareholders and Underwriters. Each request that registration be effected by the Company pursuant to this Agreement (and each notice of any Purchaser to the effect that such holder wishes to join in any such request) shall be accompanied by an agreement of each party making such request, and shall be accompanied or followed by an agreement of each Underwriter, to indemnify and hold harmless, which indemnity, as to the Purchasers, shall be several and not joint and in proportion to the offering price of the securities sold by each of the Purchasers, in the same manner and to the same extent as set forth in subparagraph (a) of this Section 7.5, the Company and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act, the directors of the Company or any such person and those officers of the Company who shall have signed any such registration statement with respect to any statement in or omission from such registration statement or any post-effective amendment thereof or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by any such holder or underwriter specifically for inclusion in such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

          (c) If the indemnification provided for in this Section 7.5 is unavailable other than in accordance with its terms to an indemnified party under subparagraph (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or actions referred to in subparagraph (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Shareholders and Underwriters on the other from the offering of the Shares, Dividend Shares or Conversion Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Selling Shareholders and Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholders and Underwriters participating in the offering on the other shall be deemed to be in the same proportion as (i) the total net proceeds from the offering (before deducting expenses) received by the Company bear to (ii) the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters or by the Selling Shareholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to above in this subparagraph
(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subparagraph (c). Notwithstanding the provisions of this subparagraph (c), no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the total price at which the Shares, Dividend Shares and Conversion Shares sold by it and distributed to the public were offered to the public exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Selling Shareholders in this subparagraph (c) to contribute are several in proportion to the respective number of Shares, Dividend Shares and Conversion Shares sold by them and not joint.

     8. EXPENSES. Each of the parties hereto will pay its own legal fees and other expenses relating to the transactions contemplated by this Agreement; provided, however, that the Company agrees to pay to the Purchasers their reasonable legal fees and up to $10,000 of other expenses incurred by the Purchasers in connection with the negotiation and execution of this Agreement.

     9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITIES. (a) The representations and warranties included or provided for in this Agreement shall survive for a period of two years from the Closing Date; provided that such survival shall continue during the pendency of any suit, action, claim or other proceeding brought in respect of such representations and warranties prior to the termination of such two-year period; and provided, further, that the representations and warranties contained in Section 2.5 shall survive the Closing indefinitely. The Company agrees to indemnify, defend and hold harmless the Purchasers, their respective permitted successors and assigns and the respective affiliates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) of such Purchasers and such respective permitted successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against and in respect of any demand, action, damage, deficiency, liability, loss, cost or expense (including, without limitation, reasonable counsel fees incurred in litigation or otherwise) to the Purchaser Indemnified Parties arising out of any breach of representation or warranty or nonfulfillment by it of any agreement or covenant contained herein (collectively "Purchaser Indemnified Party Losses"); provided, however, that the Company's indemnification obligations under this
Section 9(a) shall arise only in the event that the accumulated amount of all Purchaser Indemnified Party Losses, in the aggregate, shall exceed $100,000. If the accumulated amount of all Purchaser Indemnified Party Losses in the aggregate exceeds $100,000, the Company shall then be liable on a dollar for dollar basis for the full amount of all Purchaser Indemnified Party Losses. The Purchasers and the Purchaser Indemnified Parties shall not be entitled to indemnification with respect to any claim under the foregoing provisions of this
Section 9 as to which notice shall not have been given by a Purchaser Indemnified Party to the Company within two years of the date of occurrence of the events giving rise to such claim, or, with respect to indemnification for claims arising out of the breach of the representations and warranties contained in Section 2.5, within two years from the date of discovery of the breach by the Purchaser Indemnified Parties.

          (b) Each of the Purchasers agrees to indemnify, defend and hold harmless the Company from and against and in respect of any demand, action, damage, deficiency, liability, loss, cost or expense (including, without limitation, reasonable counsel fees incurred in litigation or otherwise) to the Company arising out of any material breach of any representation or warranty or nonfulfillment by such Purchaser of any agreement or covenant contained herein (collectively "Company Losses"); provided, however, that each Purchaser's indemnification obligations under this Section 9(b) shall arise only in the event that the accumulated amount of all Company Losses attributable to all Purchasers shall exceed $100,000 in the aggregate. If the accumulated amount of all Company Losses in the aggregate exceeds $100,000 each Purchaser shall then be liable on a dollar-for-dollar basis for the full amount of all Company Losses attributable to such Purchaser. The Company shall not be entitled to indemnification with respect to any claim under the foregoing provision of this
Section 9 as to which notice shall not have been given by the Company to such Purchaser within two years of the date of the occurrence of the event giving rise to such claim.


          (c) Promptly after receipt by an indemnified party under this Agreement of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 7.5 or Section 9 hereof, notify the indemnifying party in writing of the claim or the commencement of that action. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under Section 7.5 or Section 9 hereof for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Purchasers shall have the right to employ counsel to represent jointly the Purchasers and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Purchasers against the Company under Section 7.5 hereof if, in the reasonable judgment of the Purchasers, it is advisable for the Purchasers and such controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company.

     10. CERTAIN AGREEMENTS.

     10.1 Standstill. (a) For so long as a Purchaser shall hold Shares and/or Conversion Shares, such Purchaser will not (i) acquire, or make any offer to acquire or announce any intention to acquire, additional ownership (including beneficial ownership) of any of the shares of the voting securities of the Company, or other securities of the Company convertible into voting securities, or the right or option to acquire any such securities, except for the Shares, the Dividend Shares and the Conversion Shares, (ii) participate in any "group," as that term is defined in Section 13(d)(3) of the Exchange Act, with respect to the voting securities of the Company, other than any group comprised of the Purchasers and their respective affiliates, (iii) make or in any way participate, directly or indirectly, in any material respect in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC), whether before or after the formal commencement of any such solicitation, or any solicitation of shareholder written consents, in opposition to, or designed to influence the management of the Company, (iv) execute any written consent or initiate any shareholder proposal for action by shareholders, (v) except as provided in the Certificates of Designation seek to place more than one representative on the Board of Directors of the Company, seek the removal of any member of the Board of Directors of the Company, or seek to have called any meeting of the stockholders of the Company, (vi) otherwise act, alone or in concert with others, to seek to control or influence in any material respect the management, Board of Directors or policies of the Company or any of its Subsidiaries, (vii) request, the Company (or its directors, officers, employees or agents) to amend or waive any provision of this Section 10.1(a), (viii) knowingly and intentionally sell or otherwise transfer Shares or Conversion Shares representing in the aggregate beneficial ownership of 5% or more of the then outstanding Common Stock to any person, entity or "group", as that term is defined in Section 13(d)(3) of the Exchange Act, (ix) knowingly and intentionally sell or otherwise transfer any Shares or Conversion Shares to any person, entity or "group", as that term is defined in Section 13(d)(3) of the Exchange Act, as to which person, entity or group the Purchasers have received notice from the Company of such person, entity or group's intention to seek to take, assist or participate in any of the actions set forth in clauses (iii) through (vi) above, and (x) assist, participate in, encourage or solicit in any material respect any effort or attempt by any other person or group to do or seek to do any of the foregoing. Notwithstanding anything in this Section 10.1(a) to the contrary, the Purchasers shall have the right to (i) make or effect open-market sales of any Shares or Conversion Shares through a broker-dealer, without any duty of inquiry as to the identity of any purchaser of Shares or Conversion Shares (in the absence of actual knowledge that the purchaser of Shares or Conversion Shares in the open market from the Purchasers is a person, entity or group of the type specified in clause (ix) above) and (ii) make or effect transfers to their affiliates, other persons with respect to whom the Purchaser has investment authority with respect to any Shares or Conversion Shares to be transferred to any such person or any person under common investment management with such Purchaser and other Purchasers and their Permitted Transferees (collectively, "Permitted Transferees"). Without limiting the foregoing, the term "Permitted Transferees" shall include any general or limited partner of Bridge Partners, L.P. or any of their respective affiliates or any persons with respect to whom any such general or limited partner or affiliate has investment authority with respect to any Shares or Conversion Shares to be transferred to such person or any person under common investment management with, or having investment authority over, such general or limited partner or affiliate.

          (b) During the period in which the Purchasers shall hold Shares and/or Conversion Shares which represent, in the aggregate, 5% of the shares of the Company's Common Stock issued and outstanding after giving effect to the pro forma conversion of all outstanding shares into Conversion Shares and ending on the date on which a Change in Control occurs, each Purchaser covenants and agrees that he shall not sell, transfer or dispose, in any three-month period, in the aggregate, Shares or Conversion Shares which, when aggregated with any sale, transfer or disposal of Shares or Conversion Shares of any other Purchaser during any such three month period, represent beneficial ownership of more than the greater of (i) 1,000,000 shares of the Common Stock then issued and outstanding, or (ii) the volume of Shares and Conversion Shares saleable under Rule 144(e) promulgated under the Securities Act. The Purchasers shall have the right to make or effect sales, transfers or other dispositions to their

Permitted Transferees and to other Purchasers and their Permitted Transferees, without regard to the limitations set forth in this Section 10.1(b), subject to compliance with all applicable securities laws.

     10.2 Agreement Respecting Board Representation. From and after the exercise of the Company Option by the Company and the purchase of the Acquisition Shares by the Purchasers (but only for so long as the Purchasers shall hold Shares and/or Conversion Shares which represent, in the aggregate, 10% of the shares of the Company's Common Stock issued and outstanding after giving effect to the pro forma conversion of all outstanding Shares into Conversion Shares), the Company shall take all action necessary, including, without limitation, increasing the number of directors constituting the entire Board of Directors of the Company, to cause one person (the "Purchasers' Nominee") nominated by the Purchasers holding a majority of the Conversion Shares issued or issuable upon conversion of the Shares to be nominated for election to the Board of Directors of the Company, at any regular or special meeting of stockholders of the Company called for the purpose of filling positions on the Board of Directors of the Company, or in any written consent executed in lieu of such a meeting of stockholders, and to recommend the Purchasers' Nominee for election to the Board of Directors in the same manner as all other nominees of the Company for election as director. Not fewer than 20 days after receipt of a written notice from the Company requesting such information, the Purchasers shall notify the Secretary of the Company of the identity of the Purchasers' Nominee and provide such information concerning the Purchasers' Nominee as may be required by Regulation 14A under the Exchange Act. The Company shall have the right to reject any particular Purchasers' Nominee if the Company determines in its reasonable business judgement that the election as a director of such Purchasers' Nominee would materially impair the Company's reputation in the business and financial community. Consistent with the foregoing, the Company will advise the Purchasers promptly of the non-approval of any proposed nominee so that an alternative can be selected by the Purchasers. In the event of non-approval, the Purchasers and the Company's Organization Committee will meet and use their best efforts to agree upon an acceptable nominee. It is hereby agreed by the Company that John W. Gildea shall be an acceptable nominee. If, prior to his election to the Board of Directors of the Company, the Purchasers' Nominee shall, be unable or unwilling to serve as a director of the Company, the Purchasers who nominated such Purchasers' Nominee shall be entitled to nominate a replacement who (subject to the procedures set forth in the preceding sentences with respect to unacceptable nominees) shall then be the Purchasers' Nominee for purposes of this Section 10.2. If, following election to the Board of Directors of the Company, any Purchasers' Nominee shall resign or be removed or be unable to serve for any reason prior to the expiration of his term as a director of the Company, the Purchasers who nominated such Purchasers' Nominee shall within 30 days of such event, notify the Board of Directors of the Company in writing of a replacement Purchasers' Nominee and the Board of Directors of the Company shall take all action necessary (subject to the procedures set forth herein with respect to unacceptable nominees) to cause such replacement Purchasers' Nominee to be elected or appointed to fill the unexpired term of such Purchasers' Nominee and to recommend the replacement Purchasers' Nominee for election to the Board of Directors in the same manner as all other nominees of the Company for election as director at any subsequent annual or special meeting of shareholders or pursuant to any written consent in lieu of such a meeting. For purposes of this Section 10.2, the term Purchasers shall refer to the Purchasers' signatory hereto, persons with respect to whom a Purchaser signatory has investment authority with respect to any Shares transferred to any such person and any other person which is under common investment management with any Purchaser signatory.

     10.3 No redemptions or cash payments. The Company hereby covenants and agrees that, whenever any share of the Series C Preferred Stock is issued and outstanding, it shall not (i) make or pay any cash dividends, distributions or other cash payments of any type on or with respect to any Junior Security (as hereinafter defined) or (ii) redeem for cash (in whole or in part) any Junior Security. For purposes of this agreement, the term "Junior Security" shall mean any security constituting part of a class of equity securities of the Company or any of its Subsidiaries, other than the Series B and Series C Preferred Stock.

     11. NOTICES, ETC. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered upon receipt or if mailed:

     If to the Company, to:

            UNC Incorporated
            175 Admiral Cochrane Drive
            Annapolis, Maryland 21401
            Attention:  Richard H. Lange
                        General Counsel

            with a copy to:

                  John B. Frisch, Esq.
                  Miles & Stockbridge,
                        A Professional Corporation
                  10 Light Street
                  Baltimore, Maryland  21202

     If to the Purchasers, to:

                  Gildea Management Company, L.P.
                  115 East Putnam Avenue
                  Greenwich, CT  06830
                  Attention:  Mr. William P. O'Donnell

            with a copy to:


                  Thomas J. Drago, Esq.
                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, NY 10036

     12. GENERAL.

     12.1 Amendment and Waiver. Neither this Agreement nor any term hereof may be changed, waived, amended or terminated orally, but only by written act of the Purchasers and the Company (or, in respect of a waiver, the waiving party or parties).

     12.2 Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and legal representatives, but shall not be assignable by any party without the written consent of the other party; provided, however, that the rights and obligations of any Purchaser may be assigned to one or more of its affiliates or other persons or entities with respect to whom such Purchaser has investment authority with respect to any Shares transferred to such affiliate or other person or entity or which is under common investment management with any Purchaser, if such affiliate or other person or entity agrees in writing to be bound by all of the terms and conditions of this Agreement. The terms of this Agreement, including, without limitation, Section 9 and Section 10.1 hereof, shall be binding upon any person or entity who acquires Shares, Dividend Shares or Conversion Shares from a

Purchaser hereunder unless such Shares are acquired at least three years from the date such Shares were issued, in an underwritten public offering or in unsolicited broker's transactions effected in compliance with all of the terms and provisions of Rule 144 under the Securities Act.

     12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

     12.4 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

     12.5 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.

     12.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     12.7 Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated by either the Purchasers or the Company, upon written notice to the other, if the Closing of the purchase and sale of any Shares shall not have occurred on or prior to the Outside Date. This Agreement may also be terminated by mutual consent of the Purchasers and the Company. After termination, the Purchasers and the Company shall have no liability or further obligation to the other under this Agreement, other than their respective obligations under Sections 1.6, 4.2, 4.3, 8, 9, 10 and Section 12 hereof.

     12.8 Effect of Amended and Restated Agreement. This Amended and Restated Stock Purchase Agreement amends and replaces in its entirety the Original Agreement and all references herein to this Agreement shall refer to this Amended and Restated Agreement and all references made to the Original Agreement in any instrument or document shall, without more, be deemed to refer to this Amended and Restated Stock Purchase Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                              UNC INCORPORATED


                              By:   /s/ Gregory M. Bubb
                                    -----------------------------------
                                    Name: Gregory M. Bubb
                                    Title: Vice President and Treasurer


                              PURCHASERS


                              NETWORK FUND III, LTD.


                              By:   /s/ John W. Gildea
                                    -----------------------------------
                                    Name: John Gildea
                                    Title: President



                                    /s/ John W. Gildea
                                    -----------------------------------
                                    John W. Gildea


                                    /s/ William P. O'Donnell
                                    -----------------------------------
                                    William P. O'Donnell


                              EURISTECH S.A.


                              By:   /s/ P. LaMotte
                                    -----------------------------------
                                    Name:  P. LaMotte
                                    Title:

                              MELLON BANK, N.A., AS TRUSTEE FOR THE
                              GENERAL CHEMICAL GROUP INC.
                              MASTER PENSION TRUST


                              By:   /s/ Allan M. Seaman
                                    -----------------------------------
                                    Name:  Allan Seaman
                                    Title: Associate Counsel


                              BRIDGE PARTNERS, L.P.


                              By:   /s/ William P. O'Donnell
                                    -----------------------------------
                                    Name:  William O'Donnell
                                    Title: Carson Street Partners, Inc.
                                           General Partners, Bridge
                                           Partners, L.P.

                              PEQUOD INVESTMENTS, L.P.


                              By:   /s/ Jonathan Gallen
                                    -----------------------------------
                                    Name:  Jonathan Gallen
                                    Title: Managing Member, Pequod LLC
                                    General Partner, Pequod Investments, L.P.

                                   SCHEDULE 1



Name of Purchaser                                           Acquisition Shares
- -----------------                                           ------------------

Network Fund III, Ltd.                                                  59,000
John W. Gildea                                                          10,000
William P. O'Donnell                                                     1,000
EURISTECH S.A.                                                          15,000
Mellon Bank, N.A., as Trustee for the
     General Chemical Group Inc. Master Pension Trust                   20,000
Bridge Partners, L.P.                                                  141,000
Pequod Investments, L.P.                                                 4,000
                                                                       -------


                                  Total                                250,000
                                                                       =======

                                   SCHEDULE 2


Network III Holdings, LDC
Gildea Investment Company
Iron City Partners Inc.
Ariel Fund Ltd.
Pequod Investments, L.P.

                                   SCHEDULE 3


     For purposes of this Agreement, an "Acceptable Acquisition" shall mean an acquisition or series of related acquisitions by the Company of a corporation or other entity (or its assets, businesses or divisions) whose principal business or businesses is supplying products and services to the aviation industry of a nature similar to, or complementary with, the Company's currently existing lines of business. An Acceptable Acquisition must (a) be approved by the Board of Directors of the Company and the company to be acquired and, if required, the stockholders of the Company and the company to be acquired and any third parties or governmental bodies, agencies and authorities whose approval is required; (b) not violate any statute, ordinance, rule, regulation, order or decree of any court or federal, state, local or foreign governmental body, agency or authority; (c) not violate or result in a default in respect of any contract, lease, agreement, instrument, arrangement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (d) not violate any of the constitutive documents of the Company or any of its Subsidiaries; and (e) not result in a breach of, or default under, any of the representations and warranties, covenants and other agreements and terms of this Agreement.

                                    EXHIBIT A

                       Series B Certificate of Designation

                                UNC INCORPORATED

                     CERTIFICATE OF THE DESIGNATION, POWERS,
            PREFERENCES AND RIGHTS OF THE SERIES B SENIOR CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

                            PAR VALUE $1.00 PER SHARE

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware


     The following resolutions were duly adopted by the Board of Directors of UNC Incorporated, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, on September 29, 1995 at a meeting of the Board of Directors at which there was at all times present and acting a quorum of the Board of Directors of the Corporation:

     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of such Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED:

     (1) Designation and Number of Shares. The designation of said series of Preferred Stock, par value $1.00 per share (the "Series Preferred Stock"), authorized by this resolution shall be "Series B Senior Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock authorized hereby shall be 250,000 and no more, except as provided herein.

     (2) Rank. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) on a parity with the Series C Senior Cumulative Preferred Stock, par value $1.00 per share (the "Series C Preferred Stock"), and (b) prior to any other equity securities of the Corporation, whether currently authorized or hereafter created, including any other series of Series Preferred Stock and the Common Stock, par value $.20 per share, of the Corporation (the "Common Stock", all of such equity securities of the Corporation to which the Series B Preferred Stock ranks prior, including any other series of Series Preferred Stock and the Common Stock, are referred to herein collectively as the "Junior Securities").

     (3) Dividends. (a) (i) The holders of the shares of Series B Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate (subject to adjustment as set forth in subparagraph (iv) below) of $8.50 per share in equal quarterly payments on the last business day of each calendar quarter (each of such dates being a "Dividend Payment Date"), commencing with the last day of the calendar quarter in which the shares of Series B Preferred Stock are issued, in preference to dividends on the Junior Securities. Such dividends shall be paid to the holders of record at the close of business on the date which is ten (10) business days prior to the Dividend Payment Date. Each of such quarterly dividends (whether payable in cash or in stock) shall be fully cumulative and shall accrue (whether or not declared), without interest, from the Date of Issuance. Subject to subparagraph
(iii) below, any dividend payments due with respect to the Series B Preferred Stock on any Dividend Payment Date shall be made by issuing fully paid and non-assessable shares of Series C Preferred Stock, valued as set forth below (a "PIK Dividend"); provided, however, that in lieu of issuing shares of Series C Preferred Stock, dividends may be paid, in the sole discretion of the Corporation, in cash or any combination of cash and Series C Preferred Stock. The issuance of such shares or the issuance of such shares together with payment of cash in lieu of the issuance of any shares shall constitute full payment of such dividend.

     (ii) Shares of Series C Preferred Stock used for the purpose of paying dividends on the Series B Preferred Stock will be valued at $100.00 per share.

     (iii) In the event that the Corporation is no longer a party to any Restrictive Agreement (as defined below) prohibiting the payment of cash dividends on the Series B Preferred Stock, dividend payments with respect to the Series B Preferred Stock shall be made in cash. "Restrictive Agreement" shall mean any agreement to which the Corporation is a party on the date hereof (including as modified, amended, extended, refinanced or replaced) which by its terms restricts the Corporation's ability to (A) pay dividends in cash with respect to the Series B Preferred Stock or (B) redeem the Series B Preferred Stock, excluding any such agreement which has been substantially assigned to a party which is not a party thereto on the date hereof.

     (iv) In the event that the Corporation shall make a PIK Dividend at any time after the third anniversary of the date of issuance of the Series B Preferred Stock (the "Date of Issuance"), the annual rate of PIK Dividends payable thereafter with respect to the Series B Preferred Stock shall be increased to $9.50 per share. In the event that the Corporation shall make a PIK Dividend at any time after the fourth anniversary of the Date of Issuance, the annual rate of PIK Dividends payable thereafter with respect to the Series B Shares shall be increased to $10.50 per share. In the event that the Corporation shall make a PIK Dividend at any time after the fifth anniversary of the Date of Issuance, the annual rate of PIK Dividends payable thereafter with respect to the Series B Preferred Stock shall be increased to $11.00 a share. Any adjustment to the annual rate of PIK Dividends payable with respect to the Series B Preferred Stock pursuant to this subparagraph (iv) shall be effective after the date of the applicable PIK Dividend and the dividend payment in fully paid non-assessable shares of Series C Preferred Stock with respect to the next following date of PIK Dividend shall be adjusted to reflect the applicable increased annual rate. Dividend payments, or any portion thereof, with respect to the Series B Preferred Stock to be paid in cash will be at annual rate of $8.50 per share.

     (b) All dividends paid with respect to shares of Series B Preferred Stock pursuant to paragraph (3)(a) shall be paid pro rata to the holders entitled thereto.

     (c) No full cash dividends shall be declared or paid or set apart for payment on the Series C Preferred Stock for any period unless full cumulative cash dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any cash dividends are not paid in full, as aforesaid, upon the shares of Series B Preferred Stock and the Series C Preferred Stock, all cash dividends declared upon shares of Series B Preferred Stock and the Series C Preferred Stock shall be declared pro rata so that the amount of cash dividends declared per share on the Series B Preferred Stock and the Series C Preferred Stock shall in all cases bear to each other the same ratio that accrued cash dividends per share on the Series B Preferred Stock and the Series C Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

     (d) (i) Whenever dividends or distributions payable on the Series B Preferred Stock as provided in this Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (A) declare or pay dividends, or make any other distributions, on any Junior Securities (either as to dividends or upon liquidation, dissolution or winding up); or

          (B) redeem or purchase or otherwise acquire for consideration shares of any Junior Securities (either as to dividends or upon liquidation, dissolution or winding up), provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Securities in exchange for shares of any other Junior Securities.

     (ii) Subject to the foregoing provisions of this Section 3, the Board of Directors may declare, and the Corporation may pay or set apart for payment,

dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of Series B Preferred Stock shall not be entitled to share therein.

     (4) Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series B Preferred Stock and Series C Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and Series C Preferred Stock are entitled were paid in full.

     (b) The liquidation payment with respect to each fractional share of Series B Preferred Stock outstanding or accrued but unpaid shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series B Preferred Stock.

     (c) For the purposes of this Section 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (5) Redemption. (a) Commencing after the Effective Date (as defined below), the Corporation at its option may redeem, to the extent funds are legally available therefor, the Series B Preferred Stock, at any time in whole or from time to time in part, at the per share redemption price equal to $100.00 plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest (the "Redemption Price"). "Effective Date" shall mean, the last day of any ninety (90) consecutive calendar day period that occurs after the fourth anniversary of the Date of Issuance in which the last reported sales price regular way for the Common Stock of the Corporation on the New York Stock Exchange (or any other national securities exchange or NASDAQ on which the Common Stock is listed or quoted) on all trading days in that period is at least equal to 200% of the Conversion Price (as defined in Section 7).


     (b) The Corporation shall not optionally redeem the Series B Preferred Stock, in whole or in part, without first redeeming, all outstanding shares of Series C Preferred Stock at the Redemption Price for the Series C Preferred Stock.

     (c) Unless the Corporation is prohibited by the terms of any Restrictive Agreement from redeeming any shares of Series B Preferred Stock, in the event of any Change in Control (as defined below) with respect to the Corporation, each holder of the Series B Preferred Stock may, from time to time, require the Corporation to, and the Corporation shall, redeem any number of the shares of Series B Preferred Stock held by it for the Redemption Price upon thirty (30) days prior written notice. "Change in Control" shall mean (A) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving or continuing entity, (B) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Corporation's sale) at least fifty percent (50%) of the voting power of the purchasing entity, or (C) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (d) Shares of Series B Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Series Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any series of the Series Preferred Stock, par value $1.00 per share, of the Corporation; provided, however, that no such issued and reacquired shares of Series B Preferred Stock shall be reissued or sold as Series B Preferred Stock.

     (e) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Series B Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series B Preferred Stock shall be redeemed unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire (except pursuant to Section 6 hereof) any shares of Series B Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.


     (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors.

     (b) In the event the Corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the date of redemption (the "Redemption Date"), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date.

     (c) Notice having been mailed as aforesaid, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation with respect to said shares (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (7) Conversion. (a) Subject to and upon compliance with the provisions of this Section 7, unless previously redeemed by the Corporation, the holders of shares of Series B Preferred Stock shall have the right, at such holders' option, at any time and from time to time, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation. The number of shares of Common Stock issuable upon conversion of each share of Series B Preferred Stock shall be equal to $100.00 divided by the Conversion Price (as hereinafter defined) in effect at the time of conversion, determined as hereinafter provided. The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall initially be $7.00 (subject to the adjustments set out in this Section 7). The right to convert shares called for redemption pursuant to this Section 7 shall terminate at the close of business on the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

     (b) The holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such Dividend Payment Date. However, shares of Series B Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of shares of Series B Preferred Stock on a dividend payment record date who (or whose transferee) surrenders any of such shares for conversion into shares of Common Stock on a Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series B Preferred Stock on such date, and the converting holder need not include payment in the amount of such dividend upon surrender of shares of Series B Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

     (c) (i) In order to exercise the conversion privilege, the holders of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share at the office of the transfer agent for the Series B Preferred Stock, appointed for such purpose by the Corporation, with the Notice of Election to Convert on the back of said certificate completed and signed. Unless the shares of Common Stock issuable on conversion are to be issued in the same name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender of the certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in paragraph (d) of this Section 7.

     (iii) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, and such notice received by the Corporation. All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights.

     (d) The Conversion Price in effect at any time and the number and kind of securities issuable upon the conversion of each share of Series B Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (i) In the event that the Corporation shall make a PIK Dividend pursuant to Section 3 hereof after the third anniversary of the Date of Issuance, then the Conversion Price shall be reduced by five percent (5%); provided that a reduction in the Conversion Price pursuant to this subparagraph (i) shall be made only once.

          (ii) In case the Corporation shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares, or (D) issue any shares by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any share of Series B Preferred Stock converted after such date shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if such share of Series B Preferred Stock had been converted immediately prior to such record date or effective date, he would have owned upon such conversion and been entitled to receive upon such dividend, distribution, subdivision, combination or reclassification.

          (iii) In case the Corporation shall hereafter issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Conversion Price in effect on the record date with respect to such issuance, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect by a fraction, of which the numerator shall be the number of shares of Common

     Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and of which the denominator shall be the number of shares of Common Stock outstanding on the record date for determination of the Stockholders entitled to receive such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are then convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately prior to the date of such issuance; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

          (iv) In case the Corporation shall hereafter distribute to all holders of its Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends or distributions out of retained earnings and dividends or distributions referred to in subparagraph (ii) above) or rights or warrants (excluding those referred to in subparagraph (iii) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Conversion Price in effect immediately prior to the date of such distribution, less the then fair market value (as determined in good faith by the Corporation's Board of Directors, irrespective of the accounting treatment thereof, whose determination shall be described in a certified Board Resolution) of said shares of stock, assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by the Conversion Price in effect immediately prior to the date of such distribution. Such adjustments shall be made whenever any such distribution is made and shall become effective immediately prior to the date of such distribution.

          (v) In case the Corporation shall hereafter issue shares of its Common Stock (excluding shares issued (A) in any of the transactions described in subparagraph (ii) above, (B) upon conversion or exchange of securities convertible into or exchangeable for Common Stock, or upon conversion of rights or warrants issued to the holders of Common Stock, for which an adjustment has already been made pursuant to subparagraph (iii) above, (C) by grant to or upon exercise of options granted or to be granted to employees or directors pursuant to any employee benefit plan or program of the Corporation or any of its subsidiaries in existence on the Date of Issuance or subsequently approved by the Corporation's stockholders, (D) upon conversion of shares of Series B Preferred Stock, (E) to shareholders of any corporation which merges into the Corporation or a subsidiary of the Corporation in proportion to their stockholdings of such corporation immediately prior to such merger, upon such merger, (F) in a bona fide public offering pursuant to a firm commitment underwriting, or
     (G) pursuant to any stockholders rights plan of the Corporation) for a consideration per share of Common Stock less than the Conversion Price in effect on the date the Corporation fixes or has fixed the offering, conversion, exchange or exercise price of such additional shares, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph
     (vii) below) for the issuance of such additional shares would purchase at the Conversion Price in effect on the date the Corporation fixes or has fixed the offering, conversion, exchange or exercise price of such additional shares, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made and shall become effective immediately prior to the date of such issuance.

          (vi) In case the Corporation shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued (A) in transactions described in subparagraphs (iii) and (iv) above or (B) pursuant to any stockholders rights plan of the Corporation) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in subparagraph (vii) below) less than the Conversion Price in effect on the issuance date of such securities, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in subparagraph (vii) below) for such securities would purchase at the Conversion Price prior to any adjustment pursuant hereto, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock of the Corporation deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made and shall become effective immediately prior to date of issuance of such securities.


          (vii) For purposes of any computation respecting consideration received pursuant to subparagraphs (v) and (vi) above, the following shall apply:

               (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;

               (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation (irrespective of the accounting treatment thereof), whose determination shall be conclusive and described in a certified Board Resolution; and

               (C) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this subparagraph (vii)).

          (viii) In case the Corporation is a participant in a consolidation, merger or combination with another corporation (other than with a wholly-owned subsidiary of the Corporation and other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or in case of any sale or transfer of all or substantially all of the assets of the Corporation, as a result of which holders of the Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or any share exchange whereby the Common Stock is converted into other securities or property of the Corporation, then as a condition to the consummation of such transaction, lawful and adequate provision shall be made so that the holder of each share of Series B Preferred Stock then outstanding shall have the right, with respect to such shares of Series B Preferred Stock, to receive stock, other securities or property or assets (including cash) or any combination thereof, having a value equal to the value of the stock, other securities, property and assets (including cash) which such holder would have been entitled to receive upon such consolidation, merger, combination, sale or transfer, or exchange, if such holder had held the Common Stock issuable upon the conversion of such shares of Series B Preferred Stock immediately prior to such consolidation, merger, combination, sale or transfer, or exchange.

          (ix) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least ten cents

     ($0.10) in such price; provided, however, that any adjustments not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 7(d) shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

          (x) Anything in this paragraph 7(d) to the contrary notwithstanding, the Corporation shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those required by this paragraph 7(d), as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants to purchase Common Stock or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions in cash out of retained earnings) referred to hereinabove in this paragraph 7(d), hereafter made by the Corporation to the holders of the Series B Preferred Stock shall not be taxable to them.

          (xi) Whenever the Conversion Price is adjusted, as herein provided, the Corporation shall promptly cause a notice setting forth the adjusted Conversion Price and adjusted number of shares issuable upon conversion of each share of Series B Preferred Stock to be mailed to the holders, at their last addresses appearing in the Series B Preferred Stock share register. The certificate setting forth the computation shall be signed by the chief financial officer of the Corporation.

          (xii) In the event that at any time, as a result of any adjustment made pursuant to paragraph (a) above, the holder of any share of Series B Preferred Stock thereafter shall become entitled to receive any shares of the Corporation, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (ix) inclusive, above.

     (e) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purposes of effecting conversions of the Series B Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this paragraph (e), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

     (f) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

     (8) Voting Rights. The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or as otherwise provided by law.

     (a) Whenever dividends are in arrears and remain unpaid for six (6) or more Dividend Payment Dates, the holders of the then outstanding Series B Preferred Stock, voting as a class, shall have the exclusive right to appoint one additional director to the Board of Directors of the Corporation (in addition to any rights to appoint or have nominated any director pursuant to any contractual agreement between the Corporation and any holders of the Series B Preferred Stock) until such time as all accrued and unpaid dividends shall have been paid in full, at which time the term of office of such director shall terminate.

     (b) So long as any shares of Series B Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a class (i) create, authorize or issue any shares of any other class of senior or parity dividend stock or senior or parity liquidation stock or having class voting rights except as required by the Delaware General Corporation Law or voting rights in excess of one vote per share, (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Corporation's Certificate of Incorporation if the amendment, alteration or repeal materially and adversely affects the powers, preferences or special rights of the Series B Preferred Stock, or (iii) declare any reverse stock dividend with respect to the Series B Preferred Stock or otherwise reduce the number of outstanding shares of Series B Preferred Stock other than pursuant to
Section 4, 5 or 7 hereof; provided, however, that the approval of not less than two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class, shall be required to amend, alter, or repeal any of the provisions of the Certificate of Incorporation of the Corporation that would adversely affect the dividend provisions, liquidation rights, conversion terms, or voting rights of the Series B Preferred Stock or the holders thereof.

     (c) A special meeting of holders of the Series B Preferred Stock (or a request for a vote by written consent without a meeting) to approve or disapprove any action of the Corporation on which the holders of the Series B Preferred Stock are entitled to vote as a separate class by law or pursuant to this Section 8 may be called by the Secretary of the Corporation or by the holder(s) of twenty-five percent (25%) or more of the outstanding shares of Series B Preferred Stock on written notice to the address of each holder thereof as it appears on the records of the Corporation deposited in the U.S. mail, all charges prepaid, at least ten

     (f) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

     (8) Voting Rights. The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 8 or, except as expressly required by applicable law.

     (a) Whenever dividends are in arrears and remain unpaid for six (6) or more Dividend Payment Dates, the holders of the then outstanding Series B Preferred Stock, voting as a class, shall have the exclusive right to appoint one additional director to the Board of Directors of the Corporation (in addition to any rights to appoint or have nominated any director pursuant to any contractual agreement between the Corporation and any holders of the Series B Preferred Stock) until such time as all accrued and unpaid dividends shall have been paid in full, at which time the term of office of such director shall terminate.

     (b) So long as any shares of Series B Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting as a class (i) create, authorize or issue any shares of any other class of senior or parity dividend stock or senior or parity liquidation stock or having class voting rights except as required by the Delaware General Corporation Law or voting rights in excess of one vote per share, (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Corporation's Certificate of Incorporation if the amendment, alteration or repeal materially and adversely affects the powers, preferences or special rights of the Series B Preferred Stock, or (iii) declare any reverse stock dividend with respect to the Series B Preferred Stock or otherwise reduce the number of outstanding shares of Series B Preferred Stock other than pursuant to
Section 4, 5 or 7 hereof; provided, however, that the approval of not less than two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class, shall be required to amend, alter, or repeal any of the provisions of the Certificate of Incorporation of the Corporation that would adversely affect the dividend provisions, liquidation rights, conversion terms, or voting rights of the Series B Preferred Stock or the holders thereof.

     (c) A special meeting of holders of the Series B Preferred Stock (or a request for a vote by written consent without a meeting) to approve or disapprove any action of the Corporation on which the holders of the Series B Preferred Stock are entitled to vote as a separate class by law or pursuant to this Section 8 may be called by the Secretary of the Corporation or by the holder(s) of twenty-five percent (25%) or more of the outstanding shares of Series B Preferred Stock on written notice to the address of each holder thereof as it appears on the records of the Corporation deposited in the U.S. mail, all charges prepaid, at least ten

(10) but no more than sixty (60) days prior to the applicable vote. The record date for determination of the holders of the Series B Preferred Stock entitled to vote by written consent or at a meeting shall be set by the Corporation's Board of Directors, and only holders who are holding of record on the stock book of the Corporation on that date will be entitled to participate in such vote. At any time at which any share of Series B Preferred Stock has been issued and is outstanding, no proposal for the Corporation to take any action described in paragraph (b) shall be adopted, nor shall the Corporation be authorized to take any such action, unless the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock voting as a separate class vote in favor of such proposal.

     (d) Copies of all notices sent to the holders of Common Stock shall be simultaneously sent to each holder of the Series B Preferred Stock.

     (e) In exercising the voting rights set forth in this Section 8, each share of Series B Preferred Stock shall have one vote per share.

     (f) No consent of the holders of the Series B Preferred Stock, except to the extent such holders are entitled to vote together with the holders of the Series Preferred Stock or Common Stock, shall be required for (i) the creation, authorization or issuance of any indebtedness of any kind of the Corporation,
(ii) the creation, authorization or issuance of any other class of stock of the Corporation subordinate as to dividends and upon liquidation to the Series B Preferred Stock, (iii) any increase or decrease in the amount of authorized Common Stock or Series Preferred Stock or any increase, decrease or change in the par value thereof, or (iv) any increase in the amount of the Series C Preferred Stock for the purpose of paying dividends in shares of Series C Preferred Stock as provided herein, and none of the foregoing shall be deemed to affect adversely the powers, special rights or preferences of holders of the Series B Preferred Stock.

     IN WITNESS WHEREOF, UNC Incorporated caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 5th day of October, 1995.

                                          UNC INCORPORATED


                                          By:
                                             ------------------------------
                                             Dan A. Colussy
                                             Chairman of the Board and
                                             Chief Executive Officer

ATTEST:


- ------------------------------
Secretary

                                   EXHIBIT B

                       Series C Certificate of Designation

                                UNC INCORPORATED

                     CERTIFICATE OF THE DESIGNATION, POWERS,
            PREFERENCES AND RIGHTS OF THE SERIES C SENIOR CUMULATIVE
                                 PREFERRED STOCK

                            PAR VALUE $1.00 PER SHARE

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware


     The following resolutions were duly adopted by the Board of Directors of UNC Incorporated, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, on September 29, 1995 at a meeting of the Board of Directors at which there was at all times present and acting a quorum of the Board of Directors of the Corporation:

     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix by resolution or resolutions the designation of each series of Preferred Stock and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of such Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED:

     (1) Designation and Number of Shares. The designation of said series of Preferred Stock, par value $1.00 per share (the "Series Preferred Stock"), authorized by this resolution shall be "Series C Senior Cumulative Preferred Stock" (the "Series C Preferred Stock"). The number of shares of Series C Preferred Stock authorized hereby shall be 250,000 and no more, except as provided herein.

     (2) Rank. The Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (a) on a parity with the Series B Senior Cumulative Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), and (b) prior to any other equity securities of the Corporation, whether currently authorized or hereafter created, including any other series of Series Preferred Stock and the Common Stock, par value $.20 per share, of the Corporation (the "Common Stock", all of such equity securities of the Corporation to which the Series C Preferred Stock ranks prior, including any other series of Series Preferred Stock and the Common Stock, are referred to herein collectively as the "Junior Securities").

     (3) Dividends. (a) The holders of the shares of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $8.50 per share in equal quarterly payments on the last business day of each calendar quarter (each of such dates being a "Dividend Payment Date"), commencing with the last day of the calendar quarter in which the shares of Series C Preferred Stock are issued, in preference to dividends on the Junior Securities. Such dividends shall be paid to the holders of record at the close of business on the date which is ten (10) business days prior to the Dividend Payment Date. Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the Date of Issuance. Any dividend payments due with respect to the Series C Preferred Stock on any Dividend Payment Date shall be made in cash.

     (b) All dividends paid with respect to shares of Series C Preferred Stock pursuant to paragraph (3)(a) hereof shall be paid pro rata to the holders entitled thereto.

     (c) No full cash dividends shall be declared or paid or set apart for payment on the Series B Preferred Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. If any cash dividends are not paid in full, as aforesaid, upon the shares of Series C Preferred Stock and Series B Preferred Stock, all cash dividends declared upon shares of Series C Preferred Stock and Series B Preferred Stock shall be declared pro rata so that the amount of cash dividends declared per share on the Series C Preferred Stock and Series B Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and Series B Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock which may be in arrears.

     (d) (i) Whenever dividends or distributions payable on the Series C Preferred Stock as provided in this Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

          (A) declare or pay dividends, or make any other distributions, on any Junior Securities (either as to dividends or upon liquidation, dissolution or winding up); or

          (B) redeem or purchase or otherwise acquire for consideration shares of any Junior Securities (either as to dividends or upon liquidation, dissolution or winding up), provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Securities in exchange for shares of any other Junior Securities.

     (ii) Subject to the foregoing provisions of this Section 3, the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of Series C Preferred Stock shall not be entitled to share therein.

     (4) Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $100.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Series C Preferred Stock and Series B Preferred Stock, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and Series B Preferred Stock are entitled were paid in full.

     (b) The liquidation payment with respect to each fractional share of Series C Preferred Stock outstanding or accrued but unpaid shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock.

     (c) For the purposes of this Section 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (5) Redemption. (a) The Corporation at its option may redeem, to the extent funds are legally available therefor, the Series C Preferred Stock, at any time in whole or from time to time in part, at the per share redemption price equal to $100.00 plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest (the "Redemption Price").

     (b) The Corporation shall not optionally redeem the Series B Preferred Stock, in whole or in part, without first redeeming all outstanding shares of

Series C Preferred Stock at the Redemption Price.

     (c) Unless the Corporation is prohibited by the terms of any Restrictive Agreement (as defined below) from redeeming any shares of Series C Preferred Stock, in the event of any Change in Control (as defined below) with respect to the Corporation, each holder of the Series C Preferred Stock may, from time to time, require the Corporation to, and the Corporation shall, redeem any number of the shares of Series C Preferred Stock held by it for the Redemption Price upon thirty (30) days prior written notice. "Restrictive Agreement" shall mean any agreement to which the Corporation is a party on the date hereof (including, as modified, amended, extended, refinanced or replaced) which by its terms restricts the Corporation's ability to (A) pay dividends in cash with respect to the Series C Preferred Stock or (B) redeem the Series C Preferred Stock, excluding any such agreement which has been substantially assigned to a party which is not a party thereto on the date hereof. "Change in Control" shall mean
(A) any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least fifty percent (50%) of the voting power of the surviving or continuing entity, (B) a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Corporation's sale) at least fifty percent (50%) of the voting power of the purchasing entity, or (C) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     (d) Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Series Preferred Stock, undesignated as to series, and may be redesignated and reissued as part of any series of the Series Preferred Stock, par value $1.00 per share, of the Corporation; provided, however, that no such issued and reacquired shares of Series C Preferred Stock shall be reissued or sold as Series C Preferred Stock.

     (e) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of Series C Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire (except pursuant to Section 6 hereof) any shares of Series C Preferred Stock; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Preferred

Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

     (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors.

     (b) In the event the Corporation shall redeem shares of Series C Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the date of redemption (the "Redemption Date"), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date.

     (c) Notice having been mailed as aforesaid, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series C Preferred Stock (unless reissued as a stock dividend on Series C Preferred Stock or Series B Preferred Stock), and all rights of the holders thereof as stockholders of the Corporation with respect to said shares (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (7) Voting Rights. The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7 or as otherwise provided by law.

Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock.

     (6) Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors.

     (b) In the event the Corporation shall redeem shares of Series C Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) days nor more than sixty (60) days prior to the date of redemption (the "Redemption Date"), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date.

     (c) Notice having been mailed as aforesaid, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the Redemption Price of the shares called for redemption) dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series C Preferred Stock (unless reissued as a stock dividend on Series C Preferred Stock or Series B Preferred Stock), and all rights of the holders thereof as stockholders of the Corporation with respect to said shares (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Redemption Price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (7) Voting Rights. The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7 or, except as expressly required by applicable law.

     (b) So long as any shares of Series C Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Series C Preferred Stock, voting as a class (i) create, authorize or issue any shares of any other class of senior or parity dividend stock or senior or parity liquidation stock or having class voting rights except as required by the Delaware General Corporation Law or voting rights in excess of one vote per share, (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Corporation's Certificate of Incorporation if the amendment, alteration or repeal materially and adversely affects the powers, preferences or special rights of the Series C Preferred Stock, or (iii) declare any reverse stock dividend with respect to the Series C Preferred Stock or otherwise reduce the number of outstanding shares of Series C Preferred Stock other than pursuant to
Section 4 or 5 hereof; provided, however, that the approval of not less than two-thirds of the outstanding shares of Series C Preferred Stock, voting as a class, shall be required to amend, alter, or repeal any of the provisions of the Certificate of Incorporation of the Corporation that would adversely affect the dividend provisions, liquidation rights, conversion terms, or voting rights of the Series C Preferred Stock or the holders thereof.

     (c) A special meeting of holders of the Series C Preferred Stock (or a request for a vote by written consent without a meeting) to approve or disapprove any action of the Corporation on which the holders of the Series C Preferred Stock are entitled to vote as a separate class by law or pursuant to this Section 7 may be called by the Secretary of the Corporation or by the holder(s) of twenty-five percent (25%) or more of the outstanding shares of Series C Preferred Stock on written notice to the address of each holder thereof as it appears on the records of the Corporation deposited in the U.S. mail, all charges prepaid, at least ten (10) but no more than sixty (60) days prior to the applicable vote. The record date for determination of the holders of the Series C Preferred Stock entitled to vote by written consent or at a meeting shall be set by the Corporation's Board of Directors, and only holders who are holding of record on the stock book of the Corporation on that date will be entitled to participate in such vote. At any time at which any share of Series C Preferred Stock has been issued and is outstanding, no proposal for the Corporation to take any action described in this paragraph (b) shall be adopted, nor shall the Corporation be authorized to take any such action, unless the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock voting as a separate class vote in favor of such proposal.

     (d) Copies of all notices sent to the holders of Common Stock shall be simultaneously sent to each holder of the Series C Preferred Stock.

     (e) In exercising the voting rights set forth in this Section 7, each share of Series C Preferred Stock shall have one vote per share.

     (f) No consent of the holders of the Series C Preferred Stock, except to the extent such holders are entitled to vote together with the holders of the Series B Preferred Stock or Common Stock, shall be required for (i) the creation, authorization or issuance of any indebtedness of any kind of the Corporation, (ii) the creation, authorization or issuance of any other class of stock of the Corporation subordinate as to dividends and upon liquidation to the Series C Preferred Stock, or (iii) any increase or decrease in the amount of authorized Common Stock or Series B Preferred Stock or any increase, decrease or change in the par value thereof, and none of the foregoing shall be deemed to affect adversely the powers, special rights or preferences of holders of the Series C Preferred Stock.

     (8) Business Combinations. In case the Corporation is a participant in a consolidation, merger or combination with another corporation (other than with a wholly-owned subsidiary of the Corporation and other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or in case of any sale or transfer of all or substantially all of the assets of the Corporation, as a result of which holders of the Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or any share exchange whereby the Common Stock is converted into other securities or property of the Corporation, then as a condition to the consummation of such transaction, lawful and adequate provision shall be made so that the holder of each share of Series C Preferred Stock then outstanding shall have the right, with respect to such shares of Series B Preferred Stock, to receive stock, other securities or property or assets (including cash) or any combination thereof, having a value equal to the product of (a) the quotient obtained by dividing (x) $100 plus all accrued and unpaid dividends, whether or not declared, on the Series C Preferred Stock by (y) the then Existing Conversion Price for the Series B Preferred Stock (as adjusted to give effect to such transaction), and
(b) the value of the stock, other securities, property and assets (including cash) which each holder of one share of Common Stock is entitled to receive upon such consolidation, merger, combination, sale or transfer, or exchange.

     IN WITNESS WHEREOF, UNC Incorporated has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this 5th day of October, 1995.

                                          UNC INCORPORATED

                                          By:
                                             ------------------------------
                                             Dan A. Colussy
                                             Chairman of the Board and
                                             Chief Executive Officer

ATTEST:


- ------------------------------
Secretary